UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2025

METSERA, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-42489	92-0931552
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 World Trade Center 175 Greenwich Street
New York, New York	10007
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212 784-6595

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	MTSR	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On October 30, 2025, Metsera, Inc., a Delaware corporation (the “Company” or “Metsera”), issued a press release announcing that on October 29, 2025 the Metsera Board of Directors determined, after consultation with its outside counsel and financial advisors, that an unsolicited proposal that Metsera received from Novo Nordisk A/S, a Danish aktieselskab (“Novo Nordisk”), to acquire Metsera (the “Novo Nordisk Proposal”) constitutes a “Superior Company Proposal” as defined in the Merger Agreement by and among Pfizer Inc. (“Pfizer”), a Delaware corporation, Mayfair Merger Sub, Inc. a Delaware corporation, and the Company (the “Pfizer Merger Agreement”). A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Transaction Structure

The Novo Nordisk Proposal is structured in two steps (together, the “Novo Nordisk Transaction”). In the first step, promptly following the signing of the Novo Transaction Agreements (as defined below), a Novo Nordisk subsidiary would pay to Metsera an amount equal to $56.50 per Metsera common share in cash as well as certain amounts in respect of Metsera employee equity and transaction expenses. In exchange, Metsera would issue Novo Nordisk shares of non-voting convertible preferred stock (the “Non-Voting Convertible Preferred Stock”) representing, in the aggregate, 50% of Metsera’s fully-diluted share capital on a post issuance basis. On the same day, Metsera would declare a dividend of $56.50 per Metsera common share, in cash, with a record date ten days following the signing of the Novo Merger Agreement with payment to follow in the days shortly thereafter.

In the second step, which would happen only after receiving approval from Metsera shareholders and relevant regulators as well as the satisfaction of other customary conditions, holders of Metsera common stock and certain employee equity awards would receive one contingent value right (“CVR”) per Metsera common share, subject to certain exceptions, representing the right to receive up to $21.25 in cash based on the achievement of certain development and regulatory approval milestones as described further below (which are substantially the same as those that would be issued in connection with the Pfizer Merger Agreement), and Novo Nordisk would acquire the remainder of the outstanding shares of Metsera via a merger of Metsera with and into a subsidiary of Novo Nordisk.

Contingent Value Rights

Under the proposed CVR Agreement for the Novo Nordisk Transaction (the “Novo CVR Agreement”) at the closing of the merger described above, Novo Nordisk would issue CVRs entitling the holder to receive Milestone Payments (as defined in the Novo CVR Agreement) contingent upon the achievement of the applicable Milestones (as defined in the Novo CVR Agreement) during the applicable Milestone Periods (as defined in the Novo CVR Agreement).

Each CVR would represent a non-tradable contractual contingent right to receive (A) $4.75 per CVR in cash, without interest and less any applicable tax withholding payable upon the occurrence of the initiation of the first Phase 3 Clinical Trial for the injectable fixed dose combination of MET-233i and MET-097i on a dosing basis of on or around every twenty eight days (the “Combination Product”) for chronic weight management, on or prior to December 31, 2027; (B) $10.00 per CVR in cash without interest and less any applicable tax withholding payable upon the occurrence of the receipt from the U.S. Food and Drug Administration by Parent (as defined in the Novo CVR Agreement) or any of its subsidiaries in the United States of approval of the Combination Product for chronic weight management by the U.S. Food and Drug Administration, on or prior to December 31, 2031; and (C) $6.50 per CVR in cash, without interest and less any applicable tax withholding payable upon the occurrence of the receipt from the U.S. Food and Drug Administration by Parent or any of its subsidiaries in the United States of approval of the injectable MET-097i on a dosing basis of on or around every twenty eight days for chronic weight management by the U.S. Food and Drug Administration, on or prior to December 31, 2029.

Non-Voting Convertible Preferred Stock

The Non-Voting Convertible Preferred Stock would be entitled to certain preferences, rights and limitations set forth in a proposed Certificate of Designation of Preferences, Rights and Limitations (the “Novo Certificate of Designation”), which would be filed by the Company with the Secretary of State of the State of Delaware and designate the Non-Voting Convertible Preferred Stock.

The Non-Voting Convertible Preferred Stock would have no voting rights except as otherwise required by applicable law or in connection with the proposed alteration of the preferences, rights or limitations of the Non-Voting Convertible Preferred Stock.

Each share of Non-Voting Convertible Preferred Stock would be entitled to receive dividends of the Company in the same form and manner as, and would rank on parity with as to distributions of assets upon liquidation of the Company, an as-converted number of shares of Metsera common stock. At any time or from time to time prior to the termination of the Merger Agreement proposed to be entered into by Novo Nordisk (the “Novo Merger Agreement”), the Non-Voting Convertible Preferred Stock would be optionally convertible into Metsera common stock at the election of the holders thereof to the extent permitted by applicable law. Additionally, subject to certain exceptions, including as required by law, upon any transfer of Non-Voting Convertible Preferred Stock to a party that is not an affiliate of Novo Nordisk, the Non-Voting Convertible Preferred Stock would be automatically converted into Metsera common stock. All such conversions would be at a conversion price of $56.50 per Metsera common share, subject to adjustment, and at a conversion ratio to be determined prior to signing of the Novo Merger Agreement and to be set forth in the Novo Certificate of Designation.

Until the first of the termination of the proposed Merger Agreement for the Novo Nordisk Transaction (the “Novo Merger Agreement”), the Non-Voting Convertible Preferred Stock would only be transferable (i) to an affiliate of Novo Nordisk, (ii) if required by applicable law, or (iii) with Metsera’s consent. After the first anniversary of the termination of the Novo Merger Agreement, 50% of the initially-issued Non-Voting Convertible Preferred Stock would be transferrable subject to certain limitations. After the second anniversary of the termination of the Non-Voting Convertible Preferred Stock, all remaining shares of Non-Voting Convertible Preferred Stock (including Non-Voting Convertible Preferred Stock received following conversion of the Interim Funding (as defined below) would be transferable subject to certain limitations.

Until the third anniversary of the termination of the Novo Merger Agreement, in certain circumstances, the Non-Voting Convertible Preferred Stock would be entitled to be redeemed in the manner set forth in the Novo Certificate of Designation in connection with the closing of transaction involving a topping bid or the closing of a subsequent transaction. In addition, the Non-Voting Convertible Preferred Stock would be entitled to be redeemed upon the occurrence of a fundamental transaction.

Interim Funding

Following the signing of the Novo Merger Agreement, Novo Nordisk would provide funding (the “Interim Funding”) to Metsera (i) as set forth on a business plan, (ii) to pay amounts due under certain employee equity and retention awards and (iii) to pay transaction-related expenses. The Interim Funding would have no maturity date, would accrue interest payable-in-kind at 7% per annum (for certain amounts) and would be convertible into Non-Voting Convertible Preferred Stock at a price per Metsera common share of $56.50.

Other Provisions

Concurrently with the execution of the Novo Merger Agreement Novo would pay the Company Termination Fee (as defined in the Pfizer Merger Agreement) of $190 million to Pfizer simultaneously with the termination of the Pfizer Merger Agreement (the “Pfizer Termination Fee”).

The Novo Merger Agreement would include representations and warranties and covenants of the parties customary for a transaction of this nature. Until the earlier of the termination of the Merger Agreement and the Effective Time (as defined in the Novo Merger Agreement), the Company would agree to operate its business in the ordinary course and has agreed to certain other operating covenants, as set forth more fully in the Novo Merger Agreement.

The Novo Merger Agreement would also contain a customary “no shop” provision that, in general, would restrict the Company’s ability to solicit third-party acquisition proposals or provide information to, or engage in discussions or negotiations with, third parties regarding or that would reasonably be likely to lead to any takeover proposal. The no shop provision is subject to a customary “fiduciary out” provision that would allow the Company, prior to receiving the approval of the Company’s shareholders, under certain circumstances and in compliance with certain obligations, to provide information and participate in discussions and negotiations with respect to unsolicited third-party acquisition proposals that could reasonably be expected to lead to a “Superior Proposal” (as defined in the Novo Merger Agreement) and, subject to compliance with certain obligations, to terminate the Novo Merger Agreement and accept a Superior Proposal upon payment to Novo Nordisk of a fee equal to $227 million and reimbursement to Novo Nordisk of the Pfizer Termination Fee. The Novo Merger Agreement would include other customary termination provisions for both the Company and Novo Nordisk.

General

The foregoing description of the Novo Transaction Documents are not complete and are qualified in their entirety by reference to the Novo Transactions Agreements, which are attached as Exhibits 99.2, 99.3 and 99.4 to this report and incorporated herein by reference.

The Novo Merger Agreement, the Novo CVR Agreement, the Novo Certificate of Designation, the proposed Voting and Support Agreement for the Novo Nordisk Transaction and the proposed Registration Rights Agreement for the Novo Nordisk Transaction (the “Novo Transaction Agreements”) and the foregoing descriptions of the Novo Nordisk

Transaction Agreements have been included to provide investors with information regarding the terms of the Novo Nordisk Transaction. They are not intended to provide any other factual information about the Company. No representations, warranties and covenants contained in the Novo Transaction Agreements have been made as of the date hereof, and if entered into would be made only as of specified dates for the purposes of the Novo Transaction Agreements, would be solely for the benefit of the parties to the Novo Transaction Agreements and may be subject to qualifications and limitations agreed upon by the parties. In particular, in reviewing the representations, warranties and covenants contained in the Novo Transaction Agreements and discussed in the foregoing description, it is important to bear in mind that such representations, warranties and covenants were negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts, and may have been qualified by confidential disclosures. Such representations, warranties and covenants may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the United States Securities and Exchange Commission (the “SEC”). Accordingly, investors should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances described therein. Information concerning the subject matter of such representations, warranties and covenants may change after the date hereof, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated as of October 30, 2025.

99.2*	Proposed Agreement and Plan of Merger, by and among Metsera, Inc., Novo Nordisk A/S, NN US Invest, Inc., and Novo Nordisk US Research Investments Holdings, Inc.

99.3	Proposed Voting and Support Agreement, by and among Novo Nordisk A/S, ARCH Venture Fund XII, L.P., ARCH Venture Partners XII, L.P., ARCH Venture Partners XII, LLC, ARCH Venture Fund XIII, L.P., ARCH Venture Partners XIII, L.P., ARCH Venture Partners XIII, LLC and Validae Health, L.P. and Population Health Partners GP, LLC

99.4	Proposed Registration Rights Agreement, by and between Metsera, Inc. and Novo Nordisk US Research Investments Holdings, Inc.

*	Schedules omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties, including information about, among other topics, Pfizer’s proposed acquisition of the Company, Pfizer’s and the Company’s pipeline products, including their potential benefits, potential best-in-class status, differentiation, profile and dosing, potential clinical trials, and the anticipated timing of completion of the proposed acquisition, that involves substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Risks and uncertainties relating to Pfizer’s proposed acquisition of the Company include, among other things, risks related to the satisfaction or waiver of the conditions to closing the proposed acquisition (including the failure to obtain necessary regulatory approvals and failure to obtain the requisite vote by the Company stockholders) in the anticipated timeframe or at all, including the possibility that the proposed acquisition does not close; the possibility that more competing offers may be made; risks related to the ability to realize the anticipated benefits of the proposed acquisition, including the possibility that the expected benefits from the acquisition will not be realized or will not be realized within the expected time period; the risk that the businesses will not be integrated successfully; disruption from the transaction making it more difficult to maintain business and operational relationships, including the Company’s ability to attract and retain highly qualified management and other clinical and scientific personals; negative effects of this announcement or the consummation of the proposed acquisition on the market price of Pfizer’s or the Company’s common stock and/or operating results; significant transaction costs; unknown liabilities; the risk of litigation and/or regulatory actions related to the proposed acquisition or the Company’s business; other business effects and uncertainties, including the effects of industry, market, business, economic, political or regulatory conditions; future exchange and interest rates; risks and uncertainties related to issued or future executive orders or other new, or changes in, laws, regulations or policy; changes in tax and other laws, regulations, rates and policies; the uncertainties inherent in business and financial planning, including, without limitation, risks related to Pfizer’s business and prospects, adverse developments in Pfizer’s markets, or adverse developments in the U.S. or global capital markets, credit markets, regulatory environment, tariffs and other trade policies or economies generally; future business combinations or disposals; uncertainties regarding the commercial success of the Company’s pipeline products or Pfizer’s commercialized and/or pipeline products; risks associated with the Company conducting clinical trials and preclinical studies outside of the United States; the Company’s reliance on third parties to conduct clinical trials and preclinical studies and for the manufacture and shipping of its product candidates; the risk that the Company’s product candidates are associated with side effects, adverse events or other properties or safety risks; risks associated with the Company’s license and collaboration agreements and future strategic alliances; the Company’s ability to obtain, maintain, defend and enforce patent or other intellectual property protection for current or future product candidates or technology; the uncertainties inherent in research and development, including the ability to meet anticipated clinical endpoints, commencement and/or completion dates for clinical trials, regulatory submission dates, regulatory approval dates and/or launch dates, as well as the possibility of unfavorable new clinical data and further analyses of existing clinical data; risks associated with initial, preliminary or interim data; the risk that clinical trial data are subject to differing interpretations and assessments by regulatory authorities; whether regulatory authorities will be satisfied with the design of and results from the clinical studies; whether and when drug applications may be filed in any jurisdictions for Pfizer’s or the Company’s pipeline products for any potential indications; whether and when any such applications may be approved by regulatory authorities, which will depend on myriad factors, including making a determination as to whether the product’s benefits outweigh its known risks and determination of the product’s efficacy and, if approved, whether any such products will be commercially successful; decisions by regulatory authorities impacting labeling, manufacturing processes, safety and/or other matters that could affect the availability or commercial potential of such products; and uncertainties regarding the impact of COVID-19; and competitive developments.

You should carefully consider the foregoing factors and the other risks and uncertainties that affect the businesses of Pfizer and the Company described in the “Risk Factors” and “Forward-Looking Information and Factors That May Affect Future Results” (in the case of Pfizer) and “Special Note regarding Forward Looking Statements” (in the case of the Company) sections of their respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed by either of them from time to time with the U.S. Securities and Exchange Commission (the “SEC”), all of which are available at www.sec.gov. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Pfizer and the Company assume no obligation to, and do not intend to, update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law. Neither Pfizer nor the Company gives any assurance that it will achieve its expectations.

Additional Information and Where to Find It

In connection with the Pfizer’s proposed acquisition of the Company proposed transaction, the Company has filed documents with the SEC, including preliminary and definitive proxy statements relating to the proposed transaction. The definitive proxy statement has been mailed to the Company’s stockholders in connection with the proposed transaction. This Current Report on Form 8-K is not a substitute for the proxy statement or any other document that may be filed by the Company with the SEC. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PRELIMINARY AND DEFINITIVE PROXY STATEMENTS AND ANY OTHER DOCUMENTS THAT HAVE BEEN OR WILL BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Any vote in respect of resolutions to be proposed at the Company’s stockholder meeting to approve the proposed transaction or other responses in relation to the proposed transaction should be made only on the basis of the information contained in the Company’s proxy statement. Investors and security holders may obtain free copies of these documents and other related documents filed with the SEC at the SEC’s web site at www.sec.gov, or at https://metsera.com/.

No Offer or Solicitation

This Current Report on Form 8-K is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Participants in the Solicitation

The Company and its directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be “participants” in the solicitation of proxies from stockholders of the Company in favor of the proposed transaction. Information about the Company’s directors and executive officers is set forth in Part III of the Company’s Annual Report for on Form 10-K for the fiscal year ended December 31, 2024, which was filed with the SEC on March 26, 2025 and is available here. Additional information concerning the interests of the Company’s participants in the solicitation, which may, in some cases, be different than those of the Company’s stockholders generally, is set forth in the Company’s proxy statement relating to the proposed transaction. These documents are available free of charge at the SEC’s web site at www.sec.gov and at https://metsera.com/.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METSERA, INC.

Date: October 30, 2025	By:	/s/ Matthew Lang
Matthew Lang
Chief Legal Officer and Secretary